Exhibit 99.1

Roundtable CEO James Heckman Executes $75M Merger Agreement with RYVYL to Power Web3 Digital Media Platform on a Bitcoin Treasury Ecosystem

Roundtable to launch decentralized media liquidity pool, integrated with their Web3, Enterprise SaaS platform, powered by Bitcoin Treasury

SAN DIEGO, CA, Sept. 30, 2025 (GLOBE NEWSWIRE) -- RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”) today announced it has signed a definitive agreement to merge with privately-held RTB Digital, Inc. (“Roundtable”), a Web3 digital media SaaS technology company, providing white-label, full stack distribution, community, publishing and monetization for major media brands and journalists. Roundtable’s brand, technology and SaaS network will combine with RYVYL’s digital payment infrastructure, to accelerate revenue and distribution growth for Roundtable’s premium media clients, such as Yahoo, TheStreet and Paris Saint-Germain (PSG) European Football Club. The transaction is anticipated to close by year end 2025, subject to RYVYL stockholders’ approval and other customary closing conditions.

The proposed merger synchronizes the two companies’ SaaS-powered treasury strategy, designed to provide instant, decentralized liquidity for clients and balance sheet support for innovation. Serial media platform pioneer and Roundtable founder James Heckman will be the CEO of the combined company at close of the transaction, while RYVYL’s board has named current CFO George Oliva as interim CEO and Chairman during the transition period. RYVYL’s current CEO announced his retirement and will assist in the transition during a 6 month consulting period.

Senior Technology Executives

Heckman brings his world-class team of technology and Blockchain visionaries, including Eyal Hertzog, Bancor founder and inventor and patent holder of key Decentralized Finance (“DeFi”) protocol including automated market-making and liquidity pool, as well as the inventor of the first social video recommendation algorithm as founder of MetaCafe. Heckman and Hertzog have teamed up to create the only large-scale, blockchain- based, professional media platform, including a decentralized payment system that allows publishers to “self-pay,” and control their own data, audiences and IP. Heckman also recruited long-time partner Bill Sornsin, former senior product leader from Microsoft and co-architect of five prior platforms alongside Heckman.

Visionary Partners and Board Members

Roundtable co-founders and strategic partners include: incoming Chair Walton Comer, XBTO co-founder, Lucid Holdings co-founder, which sold to CINT for over $1 billion, and founding investor of Deribit, which recently sold to Coinbase for over $3 billion; Aly Madhavji, Managing Partner of Blockchain Founders Fund, which has made over 100 blockchain investments; David Bailey, CEO of Nakamoto; Mike Alexander, former CEO of Jefferies Asia and CEO of Bullish’s EOS Venture Capital Fund; W. Graeme Roustan, Roundtable co-founder, former Chairman of Bauer Hockey, and current owner of The Hockey News, the first to publish on-chain with Roundtable; and Brock Pierce, Tether co-founder and early Bitcoin visionary.

Global Commercial Traction with Major Brands

Roundtable has an already up and running ecosystem of millions of consumers, 7-figure revenue, major media partners and clients, as well as a world-class team of technology, Bitcoin/Crypto and financial pioneers. The senior leadership team has been on the cutting edge of invention and innovation for over 30 years, with a track record of architecting global-scale, SaaS media platforms and ecosystems for some of the world’s most recognized technology and media brands, including Yahoo, News Corp, AOL, MSN, Myspace, Sports Illustrated and the NFL. Roundtable is partnered with Yahoo, Miss World, PSG Football and over 150 sports journalists around the globe, generating millions of viewers and revenue. This is a “premium media” marketplace, and Roundtable’s mission is to help that economy grow with the help of their blockchain-based tech platform, driven by a Bitcoin treasury.

Heckman noted, “In advance of the public merger with RYVYL, we’ve recently raised $33 million in new capital to support our digital platform to integrate millions of users into our media liquidity pool, designed to autonomize payments, modernize publishing infrastructure and empower the next generation of global media brands.”

Oliva said, “This transaction reflects a deliberate, long-term approach to integrating digital assets, and our planned merger partner pledged to contribute over $30 million BTC to our treasury. Bitcoin is a promising reserve asset class that complements our goal of strengthening our balance sheet to position the company for growth digital media platform innovation. This shift marks an evolution in RYVYL’s vision, realigning our operations toward digital asset infrastructure and blockchain adoption. While our legacy operations will remain active, emphasis will shift to supporting the RTB digital platform.”

Oliva continued, “Founder Fredi Nisan drove innovations in our technology platform and scaled operations in multiple global markets. We thank him for his vision and years of dedicated service.”

Summary of the Merger Agreement

Based on an agreed $41.25 million pre-money enterprise value of the combined companies, upon closing and subject to additional financing transactions, initial ownership participation is expected to be:

●	15.15% RYVYL stockholders and 84.85% RTB stockholders.

●	Additional $33 Million already completed and in the treasury, will equally dilute all shareholders, post merger.

Future financing transactions will proportionately dilute both parties.

Closing is subject to customary conditions and approval by the stockholders of RYVYL. The proxy is expected to be mailed in October, with the RYVYL stockholders’ meeting to be held in Q4, 2025. Upon closing:

●	Heckman will become CEO, with Comer as Chairman;

●	Oliva will be retained as EVP/Finance and Chief Accounting Officer reporting to Heckman;

●	The company will change its name to RTB Digital, Inc, doing business as “Roundtable”; and

●	RTB will appoint 6 new directors and retain independent director Brett Moyer; all other incumbent directors of RYVYL will step down.

About James Heckman, CEO

James Heckman founded and led Maven (NYSE: AREN), which grew into a nine-figure, NYSE public company providing publishing, distribution and monetization for 300 brands, including Sports Illustrated, Maxim, History.com, and TheStreet, and reaching over 150 million users monthly. Previously James served as head of global media strategy for Yahoo! responsible for market-changing digital ad coalition between MSN, Yahoo, AOL and dozens of major brands; Chief strategy officer at Fox Digital, where he architected the first social-targeted ad platform for Myspace, launched as a $1 billion ad alliance between Google and Myspace and was instrumental in Hulu’s original business architecture. Heckman is the founder of several major media ventures, including Rivals.com (sold to Yahoo), Scout.com (sold to Fox), 5to1.com (sold to Yahoo) founder/CEO of the online advertising platform 5to1.com (public, then sold to Yahoo); CSO of Zazzle.com (grew to 9-figure business); and founder, president and publisher of NFL Exclusive, official NFL publication network. Rivals, Scout and 5to1 were groundbreaking initiatives that coalesced market- leading independent publishers into single-platform SaaS networks, leveraging high-level operational efficiencies and mass scale of SaaS coalitions.

Financial Advisors

Maxim Group LLC served as financial advisor for RYVYL.

Legal Advisors

Ellenoff Grossman & Schole LLP served as legal counsel for RYVYL, and Zuber Lawler LLP served as legal counsel for RTB.

About RTB Digital, Inc.

Roundtable (RTB Digital, Inc.) is a Web3 digital media SaaS technology company, providing white-label, full stack distribution, community, publishing and monetization for professional media brands, journalists and communities - fortified and powered by a Bitcoin liquidity pool integrated into the platform. Visit RTB.io.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging electronic payment technology for diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws. These forward-looking statements include, but are not limited to, statements regarding the proposed merger between the Company and the target (the “Parties”), the expected closing of the proposed merger and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, including the management team and board of directors of the Company following the consummation of the merger (the “Combined Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include: the risk that the Parties’ businesses will not be integrated successfully and the risk that cost savings, synergies and growth from the proposed merger may not be fully realized or may take longer to realize than expected; the possibility that stockholders of the Company may not approve the issuance of new shares of Company common stock in the merger or that stockholders of the Company may not approve the merger; the risk that a condition to the closing of the merger may not be satisfied, that either party may terminate the definitive agreement or that the closing of the merger might be delayed or may not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; the risk that the parties do not receive regulatory or other approvals of the merger; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement or changes to the transactions; the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Parties’ operating results and business generally; the risk the merger could distract the respective managements of the Parties from ongoing business operations or cause the Parties to incur substantial costs; impacts on the Parties’ plans for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the merger; the risk that the Parties may be unable to reduce expenses or access financing or liquidity; the impact of any economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected and those risk factors discussed in documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.ryvyl.com and on the website of the SEC at www.sec.gov.

Additional Information and Where to Find It

RYVYL intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of RYVYL connection with the proposed merger between RYVYL and RTB pursuant to the definitive merger agreement. The definitive proxy statement and other relevant documents will be mailed to stockholders of RYVYL as of a record date to be established for voting on the proposed merger. STOCKHOLDERS OF RYVYL AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH RYVYL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS WILL CONTAIN

IMPORTANT INFORMATION ABOUT RYVYL, RTB AND THE PROPOSED Merger. Stockholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to:

IR Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, ryvylinvestor@allianceadvisors.com

Attachments

●	RYVYL Inc.
●	RYVYL Inc.

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